EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation in the Registration Statement on Form SB-2 of INN-VESTORS, INC. of our report dated September 28, 2002 related to the audited Balance Sheet as of July 31, 2002 and the related Statements of Operations, Shareholder's Equity and Cash Flows for the period from July 26, 2002 (date of inception and incorporation) through July 31, 2002. We also consent to the incorporation in the above Registration Statement on Form SB-2 of INN-VESTORS, INC. of our report dated September 23, 2002 related to the audited Historical Statements of Revenue and Direct Operating Expenses of International Hotel of El Paso, Texas for the year ended February 28, 2002. We also consent to the reference to us under the headings "EXPERTS" in such form SB-2. Our report dated September 23, 2002 for INN-VESTORS, INC., included and emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.


                                           /s/ Thomas Leger & Co. L.L.P.
                                          Thomas Leger & Co. L.L.P.
Houston, Texas
December 10, 2002